Exhibit 99.10

ENGLISH TRANSLATION OF REPORT OF BBVA ASESORÍAS FINANCIERAS S.A., INDEPENDENT VALUATOR OF CHILECTRA AMÉRICAS

IMPORTANT INFORMATION

Subject to shareholder approval and satisfaction of other conditions precedent, Chilectra Americas S.A. (“Chilectra Américas”) and Endesa Américas S.A. (“Endesa Américas”) will merge with and into Enersis Américas S.A. (“Enersis Américas”) (the “Merger”), with Enersis Américas continuing as the surviving corporation. The Merger is part of an overall reorganization of the businesses of Enersis S.A. (“Enersis”), Empresa Nacional de Electricidad S.A. (“Endesa Chile”) and Chilectra S.A. (“Chilectra”) to separate their respective Chilean and non-Chilean electricity generation, distribution and transmission businesses. Following the Merger, Enersis Américas, under the name “Enel Américas S.A.”, will hold the combined non-Chilean electricity generation, distribution and transmission businesses of Enersis, Endesa Chile and Chilectra.

In the Merger, each outstanding share of Chilectra Américas common stock (other than shares owned by Enersis Américas and shares for which statutory merger dissenters’ withdrawal rights are exercised) will be exchanged for 4.0 shares of Enersis Américas common stock.

Enersis Américas and Chilectra Américas are Chilean companies. Information distributed in connection with the proposed Merger and the related shareholder votes is subject to Chilean disclosure requirements that are different from those of the United States. Financial statements and financial information included in these documents are prepared in accordance with Chilean accounting standards that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the Merger, since the constituent companies are located in Chile and some or all of their officers and directors may be residents of a foreign country. You may not be able to sue the foreign companies or their respective officers or directors in a Chilean court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that Enersis Américas may purchase shares of Chilectra Americas by means other than in the Merger at any time prior to consummation of the Merger, such as in open market or privately negotiated purchases.

The following is an English translation of the original Spanish language document which has been prepared solely for informational purposes only, has no legal effect and should not be relied upon. This translation is not an offer or invitation to make an offer for the purchase of any securities. If there exist any discrepancies between the original Spanish language document and this English translation, the original Spanish language document will prevail.

PRIVATE & CONFIDENTIAL
Independent Appraisal
Carter II
Prepared for Chilectra Américas S.A.’s Shareholders
BBVA Corporate Finance
August 5th, 2016
Grupo enel chilectra Americas bbva corporate & investment banking private & confidential

PRIVATE & CONFIDENTIAL
Disclaimer (I/II)
BY HAVING ACCESS TO THIS REPORT YOU CONFIRM THAT YOU HAVE READ THIS INFORMATION AND AGREE TO COMPLY WITH ALL THE PROVISIONS TO FOLLOW BELOW:
BBVA ASESORIAS FINANCIERAS S.A. (“BBVA”) has been hired by CHILECTRA AMERICAS S.A. (hereinafter “Chilectra“, “CHI-A” or the “Company”) to act as independent appraiser, in accordance with the article 147 No. 5 of Law 18.046 and, in connection with an operation described as a merger and corporate reorganization of Endesa Americas SA, Chilectra Americas S.A. and Enersis Americas
S.A. (hereinafter the “Proposed Transaction”), the terms and conditions are defined in the contract dated May 19th, 2016 between BBVA and Chilectra (The Independent Appraisal Agreement). This
report is limited to the request referred in the Independent Appraisal Agreement, regarding with the Proposed Transaction, and according to the methodologies described below. The work done in this
d i h f di k BBVA h d h ll i f i id report does not constitute the scope of an audit work; has assumed that all information provided by the Company, its subsidiaries, related entities and other information available to the public is correct, true, complete and sufficient. The description of the Proposed Transaction that is contained in this report does not seek to reproduce all the details that are described in the documents relating to the Proposed Transaction because BBVA has not had full access to all them. In case of doubts or questions regarding with the Proposed Transaction, the parties should pose their questions to Ramón
Ortúzar Phillips (rortuzar@bbva.com).
This report has been prepared solely for the use and benefit of Chilectra, the members of the Board of Chilectra, its senior management and its shareholders, in the context of the Proposed Operation.
This report should not be used in any other context or by any person to whom this report is not expressly referred to, or for other purposes that are not described herein, except those expressly provided in the Independent Appraisal Agreement.
This report, including its analysis and conclusions, do not constitute a recommendation or indication as to how to proceed with any decision to be taken at board level or its shareholders. Decisions taken by Chilectra, directors and shareholders are their sole responsibility, regarding with the Proposed Transaction, based on its own analysis of risks and benefits, which BBVA shall be indemnified and kept free of any loss or damage, and free of any liability regard with the decisions taken and based on this material.
In the preparation of this report: (i) it has been used the consolidated financial statements of Chilectra, its subsidiaries and related entities, together with pro forma financial statements as of June 30,
2016 (all this documents authorized to use by the senior management of the Company); (ii) it has been used other information related with Chilectra, its subsidiaries and related entities, including financial projections prepared by the Company, its subsidiaries and related entities; (iii) they have held conversations with members of the administration of Chilectra regarding with the Proposed
Transaction; (Iv) BBVA has requested information on the business plans of the Company, its subsidiaries and related entities, duly approved by their respective Boards, including available capacities, revenue growth, costs, general and administrative expenses, investment plans and expansion and/or maintenance; and (v) BBVA has consider other public information, financial studies, analyzes, surveys, economic reports and market that BBVA consider relevant to analyze, to the extent applicable, the consistency of the information received Chilectra, its subsidiaries and related companies
(collectively, the “Information”).
As part of the work, BBVA assumed that the information provided is true, accurate, adequate and complete and there is no other relevant information in the context of the preparation of this report, that was not be available for BBVA. BBVA makes no representation or warranty with respect to any information that was used in the preparation of this report. BBVA does not assume any obligation of independent verification regarding with the information provided. In the same way, BBVA does not have ability to certify its accuracy, correctness, completeness and adequacy, and the Company assumes full responsibility and exclusive information provided to BBVA. Regard to the that part of the information relating to future events, BBVA has taken, as recommended by Chilectra, its subsidiaries and related entities, that such information reflects the best estimates of the management of the Company, its subsidiaries and related entities, currently available as to its future performance.
2
In addition, as part of this report, BBVA did not assume any responsibility for conducting independent investigations of any information or independently verify the assets or liabilities (contingent or otherwise) relating to the Proposed Transaction. Accordingly, with respect to liabilities and contingencies of the Company, its subsidiaries and related entities, BBVA considers only those figures accrued adequately in the financial statements of the Company, its subsidiaries and related entities, BBVA not considers the possibility of any inaccuracies or possible effects of any judicial and/or administrative, including unknown or unreported, pending or threatened proceedings (civil, environmental, criminal, tax, labor, social security, etc.), the value of assets and/or shares issued by the Company, its subsidiaries and related entities. Nobody request to BBVA to carry out any due diligence or physical inspection of the properties of the Company, its subsidiaries or facilities related entities. In addition,
BBVA does not evaluated the solvency or fair value of the Company, its subsidiaries and related entities, regarding with the law 20.720 of reorganization and liquidation or similar matters.

PRIVATE & CONFIDENTIAL
Disclaimer (II/II)
BBVA declares that the conclusions of this report assume full regularity, validity and perpetuity of contracts entered into by the Company, its subsidiaries and related companies, with third parties and their respective financial flows. If such contracts or businesses are under discussion, suspended, terminated and/or otherwise not generate results for the Company, its p p g p y subsidiaries and related entities, all or part of the conclusions of this report will differ significantly from actual results achieved by the Company, its subsidiaries and related entities. BBVA understands that the Company, its subsidiaries and related entities, have obtained legal assistance in order to confirm the validity, effectiveness and legality of such contracts, as well as those audit processes, including due diligence with certain entities, and that whose respect BBVA does not assume liability.
Part of the analysis by BBVA was prepared on the basis of valuation methodologies commonly used, assuming a macroeconomic scenario provided by the Company, which may differ substantially in the future. Since the analysis and figures are based on forecasts of future results, they do not necessarily indicate that such results will materialize by the Company, its subsidiaries and related entities, as they all may be significantly more or less favorable than those suggested in the Report. Furthermore, considering that such analyzes are inherently subject to uncertainties based on various events and factors that are beyond the control of BBVA and control of the Company, its subsidiaries and related entities, BBVA will not be liable in any way, if the future results of the Company, its subsidiaries and related entities, if the future results differ substantially from the results presented in this report. There is no guarantee that the future results of the Company, its subsidiaries and related entities, correspond to the financial projections used and serve as a basis for analysis by BBVA (which were provided by the senior management of the Company) and that the differences between the projections used and the financial results of the Company, its subsidiaries and related entities, may not be relevant. The future results of the Company, its subsidiaries and related entities, may also be affected by economic and market conditions.
BBVA estimates that the analysis of this report should be considered as a whole; selecting portions of this analysis or specific factors, regardless of the entire analysis and conclusions may lead to incomplete and incorrect understanding of the processes used in this analysis and its conclusions.
In addition, this report is not and should not be used as (i) investment advice or financial advice on any aspect of the Proposed Transaction. The results presented in this report refer exclusively to the
Proposed Transaction and any other decision or Proposed Transaction, present or future, in relation to the Company, its subsidiaries, related entities, the economic group to which they belong or sector do not apply in which they operate. This report does not constitute a judgment, opinion or recommendation to Chilectra, its board, its officers, shareholders or third parties as to the appropriateness and timeliness of the proposed transaction, this report has no intention to support any investment decision; this report only have an informational purposes.
BBVA acted as an independent appraiser in the Proposed Transaction according with the art.147 No. 5 of Law 18.046. BBVA will receive certain fees to be paid by the Company. The Company, its directors and members of its senior management had the chance to monitor and participate in all stages of the preparation of this report.
This report is necessarily based on the information that the Company has delivered, taking into account market conditions, economic and other insofar as they were submitted and evaluated on the date of delivery of such information. Although future events and other circumstances may affect the conclusions presented in this report, BBVA has no obligation to update, revise, rectify or revoke this report, in whole or in part, as a result of any subsequent developments or any other reason.
This report should not be used to justify any price or to meet legal or regulatory requirements applicable to the Company, its subsidiaries or related entities regarding with the Proposed Transaction. In addition, this report may not be used for any purpose other than the Proposed Transaction and should not be used by the Company, its subsidiaries or related entities, their directors or officers in any other context, except those expressly provided in the Independent Appraisal Agreement.
BBVA does not consider (i) the impact of fees and expenses that may arise from the consummation of the Proposed Transaction; and (ii) the accounting impact arising from the Proposed Transaction. In addition, BBVA does not provide legal, tax or regulatory advice regarding with this Report and/or the Proposed Transaction. In this report, BBVA has only considered financial aspects provided by the
Company, so that has not been considered or will not consider, legal, accounting, tax or regulatory matters in relation to the Proposed Transaction.
3
p y, , g , g, g y p
The financial declarations contained in this report have been rounded and therefore not always the sums can be the total amount.
This report has been made taking the financial statements as of June 30 2016 provided by the Company, its subsidiaries and related entities, any evaluation that contain in this report have been made based on such financial statements.
This report is presented in Spanish and English; however in case of doubt about the correct interpretation of the report, the Spanish text shall prevail.

PRIVATE & CONFIDENTIAL
Contents:
1 Executive Summary A
2 Transaction Overview
Annex:
A. Other Considerations about the
Process
3 Understanding the Restructuring process
4 Valuation and Sensitivities
B. Back Up Materials
C. Conventions
5 Results
4

PRIVATE & CONFIDENTIAL
Executive
Summary
5

PRIVATE & CONFIDENTIAL
Executive Summary (I/IV)
• According to the relevant event published by Chilectra S.A. (hereafter “Chilectra”) on December 18, 2015 and the
Shareholders’ Meeting celebrated on the same Shareholders date, Chilectra’s shareholders were informed about the restructuring process proposed by Enersis Group, who controls the company. The proposal included:
1. The split of Enersis S.A. (“Enersis”), Empresa Nacional de Electricidad S.A. (“Endesa Chile”) and Chilectra, each one divided into two companies which would control assets located in Chile separately from assets located in other countries of the Latam Region
2. The subsequent merge of the companies which will own the assets located outside Chile (the “Merger”)
• Additionally, Chilectra’s shareholders also approved in a Shareholder’s Meeting the split described above. As a consequence of this, on March 1, 2016 the spin-offs were carried out and the following companies began to co-exist:
1. Chilectra S.A. and Chilectra Américas S.A. (hereinafter “CHI-A”, “Chilectra Américas” or the “Company”) as a result from the split of Chilectra
Background
2. Enersis Chile S.A. and Enersis Américas S.A. (hereinafter “ENI-A” or “Enersis Américas”) as a result of the split of
Enersis
3. Empresa Nacional de Electricidad S.A. and Endesa Américas S.A. (hereinafter “EOC-A” or “Endesa Américas”) as a result of the split of Endesa Chile
• According to the resolution adopted by the Corte de Apelaciones de Santiago (Appeals Court of Santiago) in May 6,
2016, regarding the XVI Title under the Law 18.046, the Merger was declared a transaction between related parties
(Article N°147). Following the above, Chilectra Américas’ Board of Directors agreed on the Court instruction and proceeded hiring BBVA Asesorías Financieras S.A. (“BBVA”) as an Independent Appraiser
BBVA’s Role as
• The following document contains BBVA’s opinion as an Independent Appraiser of Chilectra Américas, which includes:
• A description of the terms and conditions of the Merger
6
Independent
Appraiser
• An analysis of potential impacts of the Merger for CHI-A’s shareholders
• Determine whether, pursuant to the Article N°147, the Merger between the Company, Enersis Américas and
Endesa Américas (altogether as the “Companies”) is done under market conditions is beneficial to the shareholders of CHI-A

PRIVATE & CONFIDENTIAL (hereafter “SOTP”). Therefore, the equity value for each company SOTP ). was calculated by multiplying the equity value of the assets by the equity interest of CHI-A,EOC-A and ENI-A, respectively • The stand alone equity value of the assets of each company, has been calculated using the following methodologies: • Discounted Cash Flows (hereinafter “DCF”), as the main methodology • As contrast methodologies, we have performed a valuation using multiples from precedent transactions and trading comparables Methodologies used for the Independent Appraisal • To carry-out this valuation appraisal, the Companies have provided to BBVA a business plan with projections up to 2020 along with balance sheets as of June 30st, 2016 for each of the holding companies and subsidiaties involved in the Merger • Based on the projections, opinions and information provided to BBVA by the Companies, we think that the potential Merge between CHI-A, EOC-A and ENI-A would contribute to CHI-A’s social interest, because of the following reasons: • The Merger provides a unique entity with the aim of investing and growing in Latam (excl. Chile), simplifying the management structure and aligning the interests through an easier corporate governance • CHI-A’s shareholders would be part of the Merged Entity, which would have controlling equity interests in the assets, in which the company currently only owns minority stakes • The Merger would diversify and increase CHI-A’s portfolio by type of business (distribution, generation, transmission) and by geography without any relevant additional costs for the current shareholders • The Merger would provide higher liquidity to CHI-A’s shareholders as they will be part of a merged entity with a longer free float and presence in local and international tradable indexes. As a consequence, CHI-A’s shareholders will benefit from having a more visible stock covered by various research analysts • The Merger would potentially enjoy synergies by a reduction in operational and SG&A expenses, by having simplified structures and through a reduction in external services Social Interest 7 • As explained further down in the document,, the exchange ratio proposed by ENI-A for the transaction could create value for CHI-A’s shareholders • It should also be noted that the alternative of another exit mechachism through a takeover bid by ENI-A to EOC at a price of CLP 285 per share reduces the execution risk of the Merger

PRIVATE & CONFIDENTIAL
Executive Summary (III/IV)
• On November 24, 2015, the Board of ENI-A announced through a relevant event an exchange ratio of 2,8 shares of ENI-A
Exchange
Ratios
, , g g ,
for each share of EOC-A and 5,0 shares of ENI-A for each CHI-A share
• Notwithstandind the foregoing and as requested to BBVA, this report and its conclusions have considered an exchange ratio of 2,8 shares of ENI-A for each share of EOC-A and 4,0 ENI-A shares for each share of CHI-A based on:
• On July 27, 2016 the Board of CHI-A has agreed to propose in the Shareholders Meeting that deliberates about the merger a distribution of g an extraordinary dividend of CLP 120.000 Mn charged to undistributed earnings
• The management of ENI-A informed BBVA that due to the impact of dividend distributions mentioned in the preceding paragraph, a modification of the exchange ratios from the current 5,0 shares of ENI-A for each share of
CHI-A to 4,0 shares of ENI-A for each share of CHI-A will be subject to approval by the Board of ENI-A on August
5, 2016
• Based on a sensitivity analysis for the different valuation methodologies, BBVA has obtained the following exchange ratios ranges:
• 3,1 – 4,4 ENI-A shares by one CHI-A share (base case scenario of DCF provides an exchange ratio of 3,5)
• 2,4 – 2,8 ENI-A shares by one EOC-A share (base case scenario of DCF provides an exchange ratio of 2,6)
• According to the results, the exchange ratio proposed by ENI-A’s Board of Directors announced as of November 24, 2015, the 2,80 ENI-A shares by one EOC-A share and 4 ENI-A shares by one CHI-A would be within the valuation ranges obtained by BBVA:
Results
4,0
8
Main Methodology – Base Case
Main Methodology – Lower Case
Main Methodology – Upper Case
2,8 Multiples Methodology

PRIVATE & CONFIDENTIAL
Executive Summary (III/IV)
BBVA hi • highlights that the Companies’ business plan (financial projections, macroeconomic assumptions and synergy figures) have been provided by the Companies, therefore BBVA does not take any responsibility regarding the business plan
• The tax implications from the first stage of Carter II, where Endesa Chile incurred in a payment of USD 132 Mn while
Chilectra incurred in an amount of USD 17 Mn, were considered in the exchange ratios in order to compensate the shareholders of each company
• The Merger’s synergy figures are part of the business plan provided by the Companies. Therefore, it is not possible to quantify their potential impact on exchange ratios. BBVA has not made an assessment of the synergies, and understands that the Companies are in the best position to estimate them
• The valuation methodology used by BBVA and the consequent exchange ratios does not consider the withdrawal rights.
Thus there is no impact of this item in the final economic interests of the Companies shareholders in the Merged Entity
Additional
considerations
Thus, • It is expected that the Boards of Directors of Enersis Americas, Endesa Americas and Chilectra Americas on August 5,
2016 will propose to facilitate the suspensive condition of the merger of the merger on the withdrawal rights limits, increasing from the current 7,72% to 10,00%, thus aligning it to the same limit fixed to the withdrawal rights in Enersis
Americas, which for purposes of this report, BBVA will consider that the withdrawal rights by EOC-A shareholders will be
10,00%
• This report has been prepared based on the Financial Statements and financial projections as of June 30, 2016, so no subsequent event1 is part of the business plan of the Companies, and has not been considered in the exchange ratios
Excepting the possible dividend distribution, change in the exchange ratio of CHI-A and increase in withdrawal rights by ENI-A 9

PRIVATE & CONFIDENTIAL
Transaction
Overview
10

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chilectra américas Grupo Enel

PRIVATE & CONFIDENTIAL

Section 2: Transaction Overview

Carter II: Restructuring Process Overview (I/II)

On April 28, 2015, the Companies announced through a relevant event, a potential restructuring process in the power generation and distribution busineses in Chile and the rest of Latam. This reorganization would consist in two stages:

I. The spin-off of Enersis, Endesa Chile and Chilectra into 2 different companies each that control assets located in Chile separately from other assets located in the Latam region

II. The merger between the companies that have assets outside Chile, afterwards

On December 18, 2015, in the respective Shareholders' Meetings of Enersis, Endesa Chile and Chilectra the spin-offs of such companies were approved and were carried out on March 1, 2016. On April 21, 2016, the Companies were listed in the Santiago Stock Exchange

According to the resolution adopted by the Corte de Apelaciones de Santiago (Appeals Court of Santiago) on May 6, 2016, regarding the XVI Title under the Law 18.046, the Merger was declared a transaction between related parties (Article N° 147). Following the above, Chilectra Américas' Board of Directors agreed on the Court instruction and hired BBVA Asesorías Financieras S.A. as an Independent Appraiser

Carter II – first stage: *Spin-offs* (Simplified Corporate Structure)


Enersis S.A.
~99,1%
~60%
Chilectra S.A.
Endesa S.A.
CHI
AR
BR
COL
PE
CHI
AR
BR
COL
PE
Enersis Chile
~99,1%
~60%
Chilectra Chile
EndesaChile
CHI
CHI
Enersis Américas
~99,1%
~60%
Chilectra Américas
Endesa Américas
AR
BR
COL
PE
AR
BR
COL
PE

11

BBVA | CORPORATE & INVESTMENT BANKING
chilectra américas Grupo Enel
PRIVATE & CONFIDENTIAL

Section 2: Transaction Overview

Carter II: Restructuring Process Overview (II/II)

With the completion of the first stage of Carter II, after which ENI-A, EOC-A and CHI-A shares were registered in the Santiago Stock Exchange, on May 6th, 2016, the Companies' Board of Directors formally approved the beginning of the second stage of the restructuring process, where ENI-A would merge with CHI-A and EOC-A

Carter II – second stage: the Merger (simplified Corporate structure)

1 Post *spin-offs* Structure


Enersis Américas
~99,1%
~60%
Chilectra Américas
Endesa Américas
AR
BR
COL
PE
AR
BR
COL
PE

- CHI-A and EOC-A are controlled by ENI-A. CHI-A owns mainly minority stakes in Distribution businesses in several countries in the region, while EOC-A owns mainly Generation[1] assets
- In many of the assets in which CHI-A and EOC-A own a stake, ENI-A has direct participation in them as well
- The three companies are listed in the Santiago Stock Exchange, however none of them own operating assets in Chile. Additionally, EOC-A and ENI-A are both listed in the NYSE

2 Target Structure: Merged Entity


Enersis Américas
Chilectra Américas
Endesa Américas
ARG
BR
COL
PE
Distribution and Generation Assets

- The Merger would allow to create a single vehicle (listed in the Santiago Stock Exchange and the NYSE) owning all the distribution, generation and transmission assets of the Enersis Group in Latam (excl Chile)
- If the terms of the merger are to be approved, shareholders of CHI-A and EOC-A will obtain a stake in the Merged Entity
- ENI-A would merge the independent equity interests of the, so far, three companies

Sources: The Companies, SVS
(1) The Companies Chilectra Américas S.A. and Endesa Américas S.A. have stakes in the energy sector in general, including generation, distribution and transmission

12

PRIVATE & CONFIDENTIAL
Section 2: Transaction Overview Simplified Termsheet of the Transaction
The proposed transaction includes additional terms and conditions which are summarized below:
1 Withdrawal rights
A withdrawal right was established with suspensive conditions with the aim that no shareholder concentrate more than 65% of
ENI-A’s shares. Thus, it was established that the maximum percentages of withdrawal rigths to be allowed per entity are: 10%
for ENI-A shareholders, 10% for EOC-A shareholders and 0,91% for CHI-A shareholders
Indicative exchange
2 ratio An exchange ratio was defined, which as we appointed in this appraisal consist of 2,8 ENI-A shares by one CHI-A share and 4
ENI-A shares by one CHI-A share. Additionally, it was established that in those terms Enel, would approve the Merger process
Public Tender Offer
3 (“OPA”)
Terms of
4
compensation
It was established a commitment to launch a tender offer for all the shares issued by EOC-A that are not owned by its controlling shareholder, ENI-A, at a price of CLP 285 per share, conditional to the success of the merger was established
If the merger is not fully executed before December 31, 2017, ENI-A agrees to negotiate in good faith with Endesa Chile about
p offsetting net tax costs incurred as a result of the division of the Companies commitment
Future restructuring
5 processes
If the merger is complete, the Controlling Group undertakes not to propose any other reorganization process affecting ENI-A
(merged) within during the period of 5 years (starting from the date the Shareholders approve the merger)
13

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Grupo Enel

PRIVATE & CONFIDENTIAL

Section 2: Transaction Overview

Carter II: Tentative process Timeline (I/II)

28-04-2015
Chilectra S.A. commits to perform the preliminary studies in order to analyze a potential Corporate Reorganization

27-07-2015
The Board of Directors from Enersis S.A., Endesa Chile S.A. and Chilectra S.A. define the structure of the transaction

15-09-2015 – 05-11-2015
External advisors assessment period
- Advisor selection
- Pro forma Financial Statements as of September 2015
- External advisors reports
- Indicative exchange ratios proposals

05-11-2015
Boards call for an Extraordinary Shareholders Meeting to approve the Spin-offs and the communication of the exchange ratios proposed by the Advisors

05-11-2015 – 18-12-2015
- December 9, 2015: Investors Day. Non-deal roadshow with investors in Chile, NY and London
- Definition of the indicative exchange ratio

18-12-2015
Shareholders of Enersis, Endesa Chile and Chilectra approve spin offs and indicative exchange ratio of the transaction

01-03-2016
Spin-offs of Enersis, Endesa Chile and Chilectra

CHI-A requests to SVS the enrollment of the Company and its shares

Sources: the Companies, SVS

14

PRIVATE & CONFIDENTIAL
Section 2: Transaction Overview Carter II: Tentative process Timeline (II/II)
F l i ti fth
Companies’ Board Meetings
• Financial Statements
SVS proceed to register the
Companies and their respective
shares.
The Companies are registered in
the stock exchanges
Formal communication of the
merger process of the
Companies, by which ENI-A
would absorb EOC-A and CHIA.
The conditions of the Merger
are defined
Extraordinary
Shareholders Meetings
(Approval / Rejection of
the Merger)
approval
• Report presentation to
Board of Directors
• Boards call for Extraordinary
Shareholders Meeting
13-04-2016
21-04-2016 06-05-2016
29-08-2016
The shares of the new
Companies started trading.
f thi dt A
Evaluation period of external
advisors and independent
i
05-08-2016
End of the
Merger
from this date. Any
shareholder of Enersis,
Endesa or Chilectra, owns
the same number of shares
in each of the Companies
appraisers
• Preparation of audited Financial
Statements as of Jun 2016
• External Advisors and reports
from independent appraisers
Sources: the Companies, SVS 15

PRIVATE & CONFIDENTIAL
Understanding
the Restructuring
process
16

PRIVATE & CONFIDENTIAL
Section 3: Understanding the Restructuring Process Considerations about the Companies
• Controlling stakes in most of the assets operate3
h d ith EOC A d CHI A
Credit rating of the countries where the Companies operate
B- / B3 BB / Ba2 BBB /
Baa2
BBB+ / A3
• Argentina: supported by a GDP per capita of USD 22.230 and compared to Brated economies with a GDP per capita of USD 6.645, Argentina has reasonable shared with EOC-and CHI-• Enel’s investment holding for Latam (excl.
Chile)
• Minority shareholders own a 39,4% stake in
the company
• Average daily market volume of USD 21,17 p p g
financial figures (moderate sovereign debt at 44% of its GDP) but heavily impacted by a fragile institutional framework, with severe debt ratios due to the local currency devaluation. Its current challenge is to demonstrate long-term sustainability
• Brazil: the challenge to increase politic stability could delay key improvements required by the country. Additionally, it is expected that the sovereign debt will
• Energy-related asset portfolio composed
mainly by Gx companies in Latam (excl.
Chile)
• Minority have a 40 02% stake
Mn1
• Belongs to MSCI Index, IPSA Index, among
others2
equ ed t e cou t y dd t o a y, t s e pected t at t e so e e g exceed 80% of its GDP
• Colombia: stable political and macroeconomic framework with recently adopted policies in order to accomplish its fiscal objectives. Moderate GDP growth in line with Colombia’s credit rating
• Peru: equilibrated country in terms of fiscal and monetary policies. It is expected
E l t d t tf li d that the current administration will try to boost the economy by incentivizing shareholders 40,02% in the company
• Average daily market volume of USD 2,58
Mn1
• Belongs to MSCI Index, IPSA Index, among
others2
Liquidity and coverage from analysts
• New available projects to be developed in diverse countries where it has presence
• Countries with high growth potential due to the expected electricity demand and client expansion in the distribution sector
Integrated invetsment Holding in Latam
private investment and strengthening the regulatory framework
Energy-related asset portfolio composed
mainly by Dx companies in Latam (excl.
Chile)
• Owns minority stakes in its assets. As a
consequence its assets have low visibility
• Company with free float <1% and almost
• • Geographically integrated, optimizing the corporate structure
• High-growth focus in Latam
17
Sources: the Companies, BBVA, S&P, Moody’s
(1) Measured as a moving average of the daily market volume over the minor shareholder of the Companies (period comprised from 21-04-2016 to 21-07-2016)
(2) It would have presence in other Chilean indexes, such as: IGPA, INTER-10 and Utilities
(3) Credit rating of the countries measured as Long-term debt in foreign currency; S&P & Moody’s (25-07-2016)
null liquidity; and
• Average daily market volume of <USD 0,1
Mn

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Section 3: Understanding the Restructuring Process

Direct and Indirect equity interest in the assets

The following table includes the stand alone share of each company (ENI-A, EOC-A and CHI-A) in the assets[4]

The Companies participate in the Energy sector but concentrated in Gx in the case of EOC-A and Dx in the case of CHI-A

Asset	Business	Enersis Américas % Direct	Enersis Américas % Indirect[4]	Enersis Américas Total[2]	Endesa Américas % Direct	Endesa Américas % Indirect	Endesa Américas Total[2]	Chilectra Américas % Direct	Chilectra Américas % Indirect	Chilectra Américas Total[2]
Endesa Argentina	Holding	0,0%		0,0%	100,0%		100,0%			
Cemsa	Dx	55,0%		55,0%		45,0%	45,0%			
Edesur	Dx	22,2%	15,3%	37,6%		0,5%	0,5%	20,8%	13,2%	34,0%
Hydroinvest	Gx				41,9%	54,1%	96,1%			
Chocon	Gx				2,5%	62,9%	65,4%			
Costanera	Gx				24,8%	50,8%	75,7%			
Docksud	Gx	0,3%	40,0%	40,2%						
CTM	Tx		50,9%	50,9%		37,1%	37,1%		11,3%	11,3%
Tesa	Tx		50,9%	50,9%		37,1%	37,1%		11,3%	11,3%
Enel Brasil	Holding	50,1%	0,8%	50,9%	34,6%	2,5%	37,1%	11,3%	0,0%	11,3%
AMPLA	Dx	21,4%	23,9%	45,3%		17,4%	17,4%	31,4%	5,3%	36,7%
Coelce	Dx	15,2%	30,0%	45,2%		21,9%	21,9%		6,6%	6,6%
Cachoeira	Gx		50,8%	50,8%		37,0%	37,0%		11,2%	11,2%
Fortaleza	Gx		50,9%	50,9%		37,1%	37,1%		11,3%	11,3%
CIEN	Tx		50,9%	50,9%		37,1%	37,1%		11,3%	11,3%
Prátil[1]	Services		50,9%	50,9%		37,1%	37,1%		11,3%	11,3%
Codensa[3]	Dx	38,6%		38,6%				9,2%		9,2%
Emgesa	Gx	21,6%		21,6%	26,9%		26,9%			
Soc. Port. Central Cartagena	Gx		22,4%	22,4%		25,5%	25,5%		0,5%	0,5%
Generalima	Holding	100,0%		100,0%						
Distrilima	Dx	69,8%		69,8%				30,2%		30,2%
Edelnor	Dx	24,0%	36,1%	60,1%					15,6%	15,6%
Generandes	Gx	39,0%		39,0%	61,0%		61,0%			
Edegel	Gx		21,1%	21,1%	29,4%	33,1%	62,5%			
Chinango	Gx		16,9%	16,9%		50,0%	50,0%			
Caboblanco	Gx	80,0%	20,0%	100,0%						
Piura	Gx		96,5%	96,5%						

Source: The Companies

(1) Prátil is the commercial name for En-Brasil Comercio e Servicio S.A.

(2) The equity interest is the sum between the direct and indirect share of the assets

(3) The Codensa share includes EEC, because the projections assume that both are merged from November 2016

(4) The equity interests consider an stand alone basis, therefore does not take into account the indirect equity interest of ENI-A through EOC-A and CHI-A

18

PRIVATE & CONFIDENTIAL
Section 3: Understanding the Restructuring Process Merger’s Rationale
Under the estimations and the information provided by the Companies the merged scenario would generate the following impacts:
• One single entity from Enersis Group aiming to invest and develop the Latam Business (excl. Chile)
• Simplify the roles and the equity interests of all the shareholders related to the transaction’s perimeter, with direct or indirect control of the assets from the Merged Entity
• The Merged Entity would have controlling interest in most of the assets and capacity to influence in the decision
1
Companies, Corporate
Structure and
Asset portfolio
maker. Additionally, could ease the asset management through “geographic holdings” and unify the will by simplifying Corporate Governance
• Extend the asset portfolio base within the Energy Sector, therefore providing a best diversified portfolio for CHIA’s shareholders. In addition of that, it would have more asset visibility through owning a higher equity interest in each of the assets
• Extend the asset portfolio base in terms of businesses and geographies without implicating relevant costs for the current shareholders
• The main focus of ENI-A would be to invest in Latam countries with higher upside potential than Chile, taking into account the regulatory knowledge within the countries
Valuation and
Liquidity
• Increase market liquidity for shareholders, particularly for CHI-A’s shareholders, as a consequence of being merged in an entity with more free float rate and with presence in trading indexes
• Better coverage from research analysts (currently null in CHI-A)
The Companies estimate that Carter II would benefit with USD 327 Mn of joint synergies by the year 2019 if it
2
19
Synergies
• joint-takes into consideration saving in external services, staff and volume (calculated in a homologated base in terms of macroeconomic and regulatory factors)
• The main sources of synergies would come from opex reduction, simplification of the structure and reduction of external services
3

PRIVATE & CONFIDENTIAL
Section 3: Understanding the Restructuring Process Equity Interest share before the Merger
• The Merger would implicate that Enersis Américas maintain or
Partial Interest Economic
Interest
1
increase its equity interest (direct or indirect) in the assets of each country
• After the Merger, the resultant entity would be a vehicle with an
EBITDA of USD 2,1 Bn with a mix of 53% of Gx Business and
47% of Dx Business
Asset Busines
s
Enersis
Américas
Endesa
Américas
Chilectra
Américas
Enersis
Group
Endesa Argentina Holding 0,0% 100,0% 60,0%
Cemsa Dx 55,0% 45,0% 82,0%
Edesur Dx 37,6% 0,5% 34,0% 71,6%
% Hydroinvest Gx 96,1% 57,6%
Country Figures (2015)
EBITDA1 (USD Mn)
Chocon Gx 65,4% 39,2%
Costanera Gx 75,7% 45,4%
Docksud Gx 40,2% 40,2%
CTM Tx 50,9% 37,1% 11,3% 84,4%
Tesa Tx 50,9% 37,1% 11,3% 84,4%
321
Enel Brasil Holding 50,9% 37,1% 11,3% 84,4%
543
1,061
543
AMPLA Dx 45,3% 17,4% 36,7% 92,0%
Coelce Dx 45,2% 21,9% 6,6% 64,9%
Cachoeira Gx 50,8% 37,0% 11,2% 84,2%
Fortaleza Gx 50,9% 37,1% 11,3% 84,4%
CIEN Tx 50,9% 37,1% 11,3% 84,4%
Prátil Servicios 50,9% 37,1% 11,3% 84,4%
C d 2 D 38 6% 9 2% 4 8%
Gx Production1 (GWh) Dx Sales1 (GWh)
Codensa2 Dx 38,6% 9,2% 47,8%
Emgesa Gx 21,6% 26,9% 37,7%
Soc. Port. Central Cartagena Gx 22,4% 25,5% 0,5% 38,2%
Generalima Holding 100,0% 100,0%
Distrilima Dx 69,8% 30,2% 99,7%
Edelnor Dx 60,1% 15,6% 75,5%
Generandes Gx 39 0% 61 0% 75 6%
33%
3%
19%
Argentina
Brasil
Colombia
P ú
48
TWh
30%
22%
12%
Argentina
Brasil
Colombia
P ú
63
TWh
Brazil Brazil
P P
20
Source: the Companies
(1) Information provided by the Companies
(2) Codensa includes EEC, because the projections assume that both are merged in November 2016
39,0% 61,0% 75,6%
Edegel Gx 21,1% 62,5% 58,6%
Chinango Gx 16,9% 50,0% 46,9%
Caboblanco Gx 100,0% 100,0%
Piura Gx 96,5% 96,5%
35% 13% Perú
36%
Peru PPeerrúu

PRIVATE & CONFIDENTIAL
Section 3: Understanding the Restructuring Process 1CHI-A’s economic interest before & after Merger
Distrilima
Edelnor
Generalima
30,2%
15,6%
Cemsa
Edesur
Endesa
Argentina
34,0%
Ampla
Coelce
Enel Brasil
11,3%
36,7%
6,6% Soc. Port.
Emgesa
Codensa2 9,2%
0 5%
100%
100%
72 1%
99,3%
99,3%
73 7%
47,8%
48,5%
100%
100%
75 7%
Generandes
Edegel
Hydroinvest
Chocón
Cachoeira
Fortaleza
11,2%
11,3%
Central
Cartagena
72,1% 0,5%
96,1%
65,4%
73,7%
99,1%
99,3%
48,4%
75,7%
100%
83,6%
Chinango
Caboblanco
Piura
Costanera
Docksud
11,3% CTM
Cien
11,3% Prátil1
11,3% Keys:
Distribution Business (Dx)
Transmission Business (Tx)
Generation Business (Gx)
Holding
40,2%
99,3%
75,7%
99,3%
99,3%
100%
96,5%
66,9%
21
11,3% Tesa
Other Business
%CHI-A’s pre-Merger Economic Interest
Source: the Companies
(1) Prátil is the commercial name for En-Brasil Comercio e Servicio S.A.
(2) Codensa includes EEC, because the projections assume that both are merged in November 2016
%Total Equity Interest of the Merged Entity
,
99,3%
,

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Section 3: Understanding the Restructuring Process

1 Asset Portfolio with stock market presence

- Significant investments and controlling stakes in relevant assets located in Latam (excl. Chile)
- Would increase asset visibility for CHI-A because, at the moment the Company owns minority stakes
- The portfolio would include assets with stock market presence in the Argentinean, Brazilian and Peruvian markets along with relevant assets in the four geographies
- Would take advantages of local upside opportunities through organic and inorganic growth
- Would take advantages of potential synergies and the knowledge in the energy sector and regulation in each geography

Asset portfolio with stock market presence

	enersis américas	endesa américas	chilectra américas	Economic Interest of the Merged Entity	
endesa costanera		75,67%		**75,67%**	
ampla	45,27%	17,41%	36,65%	**99,33%**	BM&FBOVESPA
coelce	45,17%	21,86%	6,63%	**73,67%**	BM&FBOVESPA
edelnor	60,10%		15,58%	**75,68%**	BVL
EDEGEL	21,14%	62,46%		**83,60%**	BVL
endesa eepsa	96,50%			**96,50%**	BVL

Given the restructuring process , the Merged Entity would have controlling stakes in the whole asset portfolio

Assets where the Companies have minority stakes or no stakes at all, would have a joint stakes that allow to have the controlling party of those assets edelnor
EDEGEL
endesa eepsa
ampla
coelce
endesa costanera

22

PRIVATE & CONFIDENTIAL
Section 3: Understanding the Restructuring Process Valuation & Liquidity of the Companies
Market Performance1 Implied exchange ratio3
2
-
10,000
20,000
0
200
400
Jan/16 Feb/16 Mar/16 Apr/16 May/16 Jun/16 Jul/16
Volume (CLP Mn)
Price (CLP)
2.93x
2.78x
2.59x
2.71x
2.20x
2.40x
2.60x
2.80x
3.00x
-
100
200
300
400
Apr/16 May/16 May/16 Jun/16 Jun/16 Jun/16 Jul/16
p g
Implied Exchange Ratio
Share price (CLP)
-
10,000
20,000
0
1,000
2,000
Feb/16 Mar/16 Apr/16 May/16 Jun/16 Jul/16
ume (CLP Mn)
Price (CLP)
Volumen Enersis Enersis Chile Enersis Américas Total
p y y
PErOecCio-A E sOhCa-rAe Precio ENI-A Canje Implícito
4.27x price
4.07x
3 77x
3.84x
3 50
3.70x
3.90x
4.10x
4.30x
4.50x
100
200
300
400
500
o
Volume
Implied Exchange R
Share price (CLP)
Implied Exchange
ratio
ENI-A share
price
Vol
Volumen Endesa Endesa Chile Endesa Américas Total
10
20
30
1,000
2,000
3,000
Volume (CLP)
Price (CLP)
- 3.77x 3.50x
Jun/16 Jun/16 Jun/16 Jul/16
Precio CHI-A Precio ENI-A Canje Implcito
0.9%
Shareholders’ structure before & after the Merger
CHI-A’s current
Volume
EOC-A share
price
ENI-A share
price
Implied Exchange
ratio
Ratio
S
0.07%
0 -
Feb/16 Mar/16 Apr/16 May/16 Jun/16 Jul/16
Volumen Chilectra Chilectra Chile Chilectra Americas Total
99.1%
ENI-A
Minoritarios
Analyst Coverage2
shareholders would
benefit from a higher
liquidity in the Merged
Entity with the
possibility of a bigger
market for its shares,
higher Volume
Minority Interest
51%
33%
16% Enel
Min ENI-A
Min EOCA
23
Source: the Companies, Bloomberg
(1) Information obtained from Bloomberg as of 21-07-2016. Volume measured as daily average
(2) Information obtained from Endesa Chile and ENI-A web sites; BBVA assumes that are currently valid; CHI-A does not have analyst coverage
(3) CHI-A’s implied exchange ratio has been obtained; However, this exchange rate should not be considered relevant due the low share liquidity and null volatility
Analyst
Coverage, and the
capacity to unwind
positions if required

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Section 3: Understanding the Restructuring Process

③ Transaction Synergies & Efficiencies

According to the Companies, one of the main aims of Carter II is to generate efficiencies that would impact in terms of value-added for the Merged Entity, and its shareholders. For this purpose, the Companies provided an exercise measuring the savings at regime, homologating the main variables to 2015 as base year (variables such as exchange rate, inflation, volume, regulation, among others)

Opex Trend: Dx (USD Mn; USD/Client)[1,2]


Opex
Opex/Clientes
66.1
55.6
49.9
45.6
41.3
714
626
581
548
513
2015
2016
2017
2018
2019

Efficiencies in the Dx Business are consequence of: (i) efficiencies in the reposition time, (ii) supply improvements, (iii) purchasing process improvements, and (v) efficiencies in the monitoring systems, response time, operational systems, among others

Anual Savings 2019 versus 2015	
Operative Expenses	~USD 220 Mn
Staff & Services expenses	~ USD 42 Mn
Cash Pooling & Financial expenses	~ USD 15 Mn
Taxes	~ USD 50 Mn
Total	~ USD 327 Mn

Opex Trend: Gx (USD Mn; USD Th/MW)[1]


Opex
Opex/MW
30.2
27.3
27.7
26.5
24.7
294
299
287
284
273
2015
2016
2017
2018
2019

Efficiencies in the Gx Business are consequence of: (i) an optimization of the O&M[3] agreements, (ii) Improvements in the scheduled shutdowns in Colombia, (iii) Purchasing process improvements, (iv) productivity improvements; and (v) efficiencies in the information systems

- Convergence of Enel's processes and systems in the Dx Business
- Convergence of Enel's innovation and efficiencies in the Gx Business
- Take business opportunities generated by the relationship with suppliers
- Transfer the market intelligence and market knowledge in purchasing processes (commodities trends, new technologies, supply markets, etc)

Source: The Companies
(1) Comparing the 2015 as the year-base with 2019, where is expected that the efficiencies will have been executed; Homologated factors
(2) Dx efficiencies do not include Argentina
(3) O&M: Operation & Mantainance

24

PRIVATE & CONFIDENTIAL
Valuation &
Sensitivities
25

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Section 4: Valuation & Sensitivities

Valuation Methodologies

As described below, three types of valuation methods have been used for the assets. Nevertheless, in order to determine the Enterprise Value ("EV"), the Sum-of-the-parts ("SOTP") methodology has been used

The DCF methodology allows a better estimation of companies' value, since this method reflects the particularities of their business plans and achieve better quantification of specific considerations, such as the end of concessions

The above is not collected by contrast methodologies

A — Discounted Cash Flow ("DCF")

This methodology consists on the discount of future cash flows at its weighted average cost of capital ("WACC"). Through this methodology the value of the company ("EV") is obtained, after which discounting the Equity Bridge, and the value attributable to minority interests if applicable, results in the Equity Value. The DCF methodology will be the main methodology to be used in this valuation

B — Precedent Transactions

This Methodology estimates the value of a company using multiples from precedent transactions of similar companies. Some of the multiples that can be used are: EV/MW; EV/Clients; EV/Sales; EV/EBITDA. After determining the EV, the Equity Bridge* and minority interests are deducted to determine the Equity Value

C — Trading Comparables

This methodology is based on a comparison with listed companies by calculating multiples that relate the Enterprise Value and Equity Value with different figures of income statement and balance sheet. These ratios are applied to the figures of the company to be valuated to obtain its implicit Enterprise Value

Equity Bridge

- Defined as the discount to be applied to the Enterprise Value, which together with the discount of the minority interest, the Equity Value is obtained
- The discounts / additions considered in the Equity Bridge include:
  - Financial Debt
  - Cash and Equivalents
  - Financial derivatives
  - Provisions from contingencies
  - Other Financial Assets and Liabilities
  - Other assets / liabilities not considered in the projections
  - Dividends to be paid or received in the short term
- In general, all amounts that can create a bias in determining the Equity Value

26

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Section 4: Valuation & Sensitivities

Description of the applied methodologies (I/II)

Discounted Cash Flow (Main Methodology)

- The discounted cash flow (DCF) is a commonly accepted valuation methodology in the financial industry. Consists in determining the value of companies through the estimation of future cash flows and discounting them at the appropriate rate of return and risk of such cash flows
- The DCF is built on two elements:
  - i. the calendar future cash flows incorporated in the business plan, which for this report consisted of projections until year 2020, and then applying a terminal value
  - ii. the discount rate applicable to their Free Cash Flows according to their risk profile The discount in this case corresponds to the weighted average cost of capital (WACC), since we are using unlevered cash flows

Steps	Formula
1. Information Analysis	Review of cash flows, understanding of Capex, analysis of macroeconomic components, special considerations of each asset
2. Cash Flow Calculation	Cash Flow = EBITDA - Taxes – Δ Working Capital – Capex
3. Asset Value	$DCF = \sum_{i=1}^{N} \frac{Free\ Cash\ Flow_i}{(1+WACC)^i}$
4. Equity Value	Equity Value = Asset Value – Equity Bridge – Minority Interest

Trading & Transaction Comps (Contrast Methodologies)

- BBVA has contrasted the value obtained by the DCF methodology for each of the companies with multiples of precedent transactions and trading companies
- Precedent transactions methodology aims to estimate the value of the company by reference to the price at which certain transaction, from comparable companies, has been made or the current value of a company in the stock markets. The sample used to obtain the multiples depends on their geographical area, type of business and proximity in time
- This methodology has a limited applicability because a transaction or comparable securities should not necessarily be the best approximation to the company being analized, since each one has particular characteristics, neither captures the risks and benefits of the business plan

27

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Section 4: Valuation & Sensitivities

Description of the applied methodologies (II/II)

WACC Calculation


Cost Of Equity
Market Risk Premium (%)
Levered Beta Of the Company
Equity Risk Premium (%)
Risk - free Rate (%)
Levered Cost of Equity (Ke) (%)
%
WACC (%)
Cost Of Debt
Risk - free Rate (%)
Levered Debt Premium (%)
Levered Cost of Debt (Kd) (%)
Cost of Debt After Taxes (%)
%
Marginal Tax Rate (%)

Considerations

- WACC = Kd * (1-t) * (D/(D+E)) + Ke (E/(D+E))
  - Kd = cost of debt based on the level of target leverage and risk perception
  - Ke = cost of equity
  - t = tax rate
  - D = debt at market value
  - E = equity at market value
- Ke = α + Rf + βe * (PR)
  - Alpha (α) is the additional premium required to Ke as a compensation to the cost of capital, which may include: market liquidity, company size, risks involved, etc.
  - The beta (β) measures the market risk of a company, and is **calculated as the return of listed comparable companies in relation to its benchmark index over a given period**. To calculate the beta is important to eliminate the leverage risk (deleveraged betas are used)
  - Economic and market considerations in recent years requires an appropriate and detailed analysis of time period for calculating the risk-free rate (Rf)
  - The market risk premium is the required return over the risk-free rate in an specific market
- Usually a lower risk is associated to debt than equity and therefore Cost of debt < Cost of Equity
- A target capital structure is used by taking the average of listed comparable companies. A proper selection of comparable companies is necessary in order to represent the appropriate capital structure aligned with the industry sector to be valuated
- Usually riskier cash flows are associated to a higher rate of return

28

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Section 4: Valuation & Sensitivities
PRIVATE & CONFIDENTIAL

Ⓐ Discount Rates for the DCF Valuation: Weighted Average Capital Cost (WACC)

		Argentina			Brazil				Colombia		Peru		Chile		
		Dx	Gx	Tx	Dx	Gx	Tx	Integrated	Dx	Gx	Dx	Gx	Dx	Gx	Integrated
Cost of Equity (ke)	Risk free rate(1)	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%
	Country risk premium(2)	5,15%	5,15%	5,15%	4,07%	4,07%	4,07%	4,07%	2,90%	2,90%	2,25%	2,25%	2,17%	2,17%	2,17%
	Alpha(3)	3,00%	3,00%	3,00%	1,00%	1,00%	1,00%	1,00%	0,00%	0,00%	0,00%	0,00%	0,00%	0,00%	0,00%
	Market risk premium(4)	6,27%	6,27%	6,27%	6,27%	6,27%	6,27%	6,27%	6,27%	6,27%	6,27%	6,27%	6,27%	6,27%	6,27%
	Unlevered Beta(5)	0,59	0,73	0,67	0,59	0,73	0,67	0,66	0,59	0,73	0,59	0,73	0,59	0,73	0,66
	Levered Bete	0,89	1,04	0,92	0,89	1,04	0,93	0,94	0,89	1,04	0,93	1,08	0,93	1,08	0,97
	Ke (Capital Cost)	**16,03%**	**16,96%**	**16,23%**	**12,98%**	**13,91%**	**13,17%**	**13,25%**	**10,81%**	**11,74%**	**10,39%**	**11,33%**	**10,28%**	**11,22%**	**10,53%**
Cost of Debt (kd)	Risk free rate(1)	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%	2,30%
	Country risk premium(2)	5,15%	5,15%	5,15%	4,07%	4,07%	4,07%	4,07%	2,90%	2,90%	2,25%	2,25%	2,17%	2,17%	2,17%
	Debt Spread(6)	2,75%	3,00%	2,75%	2,53%	2,78%	2,53%	2,78%	0,10%	0,35%	0,63%	0,88%	0,08%	0,33%	0,33%
	Kd before taxes	**10,20%**	**10,45%**	**10,20%**	**8,90%**	**9,15%**	**8,90%**	**9,15%**	**5,30%**	**5,55%**	**5,18%**	**5,43%**	**4,55%**	**4,80%**	**4,80%**
	Tax rate(7)	35,0%	35,0%	35,0%	34,0%	34,0%	34,0%	34,0%	34,0%	34,0%	26,0%	26,0%	27,0%	27,0%	27,0%
	Kd after taxes	**6,63%**	**6,79%**	**6,63%**	**5,87%**	**6,04%**	**5,87%**	**6,04%**	**3,50%**	**3,66%**	**3,83%**	**4,02%**	**3,32%**	**3,50%**	**3,50%**
Capital Structure	Debt / Equity(8)	79%	66%	59%	79%	66%	59%	62%	79%	66%	79%	66%	79%	66%	62%
	Debt / Assets	44%	40%	37%	44%	40%	37%	38%	44%	40%	44%	40%	44%	40%	38%
	Equity / Assets	56%	60%	63%	56%	60%	63%	62%	56%	60%	56%	60%	56%	60%	62%
	Nominal WACC in USD	**11,88%**	**12,91%**	**12,68%**	**9,85%**	**10,78%**	**10,47%**	**10,48%**	**7,58%**	**8,52%**	**7,50%**	**8,42%**	**7,21%**	**8,15%**	**7,83%**

(1) 30 years US T-Bond
(2) JPM EMBI Index, by country
(3) Capital Cost premium estimated by BBVA using Damodaran assumptions and methodology
(4) Damodaran Trailing 12 month cash yield Risk Premium as of July 2016
(5) 5 year adjusted Beta, calculated weekly based on a comparable sample of Dx, Gx, Tx and integrated companies in Latam
(6) Spread estimation based on comparable companies
(7) Long-term tax rate by country
(8) Target Debt / Equity by industry

Source: Bloomberg, Central Bank of Chile, BBVA

29

Section 4: Valuation & Sensitivities PRIVATE & CONFIDENTIAL Main considerations for Discounted Cash Flows
Valuation
A
Valuation Date June 30, 2016
Currency Cash flows projections are in local currency of each country, then transformed into USD with forward
General assumptions of the Methodology
exchange rates provided by the Companies
EBITDA According to Business Plans submitted by the Companies
Flow Assumptions
CapEx
Terminal Value
Normalization of FCF by Company discounted at WACC rate, with an annual growth of 2.20% in USD, according to long-term projections of US CPI
According to Business Plans submitted by the Companies
Working Capital
for Receivables and Payables by type of Net Financial Debt
Average days asset and country
Equity Bridge according to financial statements as of June 30, 2016 of each of the analyzed companies
Taxes Corporate taxes by geography for each year in the period 2016-2020 are considered. For the Terminal
Value calculation, tax rate of 2020 has been considered
30
WACC WACC in USD differentiated by type of asset and country
Discount Rate Assumptions

BBVA | CORPORATE & INVESTMENT BANKING

Section 4: Valuation & Sensitivities

A Terminal Value considerations

Special Terminal Values– Assumptions considered

All Companies	All Companies	CIEN (Tx)	El Chocón (Gx) Docksud (Gx) Costanera (Gx)	Emgesa (Gx)	Coelce (Dx)	Cachoeira (Gx)	Fortaleza (Gx)
30-06-2016	31-12-2020	2022	2023		2026	2027	2031
Valuation Date	End of Projections	End of Concession and replacement of residual value of assets	End of Concession / End of operations	Projections extension until 2024 to normalize cash flows	Has an extension of "Sudene" tax. From year 2027 a 34% Tax rate is assumed	End of Concession and replacement of residual value of assets	Permit renewal. Since 2024 receives only Capacity payments

Methodologies for calculating the terminal value of the Companies

A Free Cash Flow Perpetuity
- Consists on applying a perpetuity in a normalized free cash flow taking into account future growth
- Applied in generation and transmission businesses

B NOPLAT Perpetuity
- Consists on applying a perpetuity with growth taking into account the operating profits net of tax and considering a return over new invested capital (RONIC)
- Applied only in distribution businesses

C Free Cash Flow Annuity
- An annuity is used with growth for those assets with a fixed term, after the projection period of 5 years
- Applied only in the case of expiration of concessions without renewal. The methodology is applied when the asset has a finite period

D Exit multiple
- This method applies a defined multiple over the last period EBITDA (or the average projected EBITDA) and is taken as a Terminal Value
- This Terminal Value is applied as an analog method

31

PRIVATE & CONFIDENTIAL
Section 4: Valuation & Sensitivities ABase Case DCF valuation by geography (I/II)
Equity Value contribution by geography (USD Mn) Equity Value Breakdown by Company (USD Mn)
65
250
110
215
1.016
348
242 426
EV Equity Bridge Minority Interest Equity Value Chilectra Américas Endesa Américas Enersis Américas
858
2 305
3.374
210
2.305
EV Equity Bridge Minority Interest Equity Value
323
761
1,221
777
Chilectra Américas Endesa Américas Enersis Américas
9.524
2.259
3,759 3.507
1,989
999
32
Chilectra Américas
Endesa Américas
Enersis Américas
ENI-A through EOC-A and CHI-A
EV Equity Bridge Minority Interest Equity Value
228
1,290
,
Chilectra Américas Endesa Américas Enersis Américas

PRIVATE & CONFIDENTIAL
Section 4: Valuation & Sensitivities ABase Case DCF valuation by geography (II/II)
Equity Value contribution by geography (USD Mn) Equity Value Breakdown by Company (USD Mn)
5,329
639
977 3.712
1,640 1,779
1,274
EV Equity Bridge Minority Interest Equity Value
293
Chilectra Américas Endesa Américas Enersis Américas
239
1.265
1.025
-144 48
1.121
—113
EV Equity Bridge Minority Interest Equity Value
3
Chilectra Américas Endesa Américas Enersis Américas
33
Chilectra Américas
Endesa Américas
Enersis Américas
ENI-A through EOC-A and CHI-A

PRIVATE & CONFIDENTIAL
Section 4: Valuation & Sensitivities ADCF valuation: Base Case Results
Equity Value from the EV Breakdown
Under DCF Valuation, a direct
Equity Value of USD 10.976
Mn has been obtained for the
assets as a Base Case.
However, if the Equity Value is
disaggregated by Company, it
is necessary to consider the
Total Equity by Company (USD Mn)
CHI-A
EOC-A
ENI-A
CHI-A
EOC-A
ENI-A
ENI-A through EOC-A & CHI-A
Tax compensation
2,839
5,189
3,151
96
ENI-A equity interest through
EOC-A and CHI-A and the Tax
Compensation from the split.
Considering the whole equity
interests and compensations,
the exchange ratios would be
2 61 for EOC-A and 3 52 for
19,003
5, 89
10.976
765
3,990
6,220
17
132
C
Endesa Chilectra
2,61 EOC 3,52 CHI-A
Exchange ratios and Economic interest after the Merger
EV Equity Bridge Minority Interest Equity Value Chilectra Américas Endesa Américas Enersis Américas
Enersis
Américas S.A.
Américas
S.A.
Américas
S.A.
Partial Equity Value (USD Mn) 6.220 3.990 765
ENI-A interest through EOC-A (USD Mn) 2.393
ENI-A interest through CHI-A (USD Mn) 765
Tax Compensation (USD Mn) 96 132 17
Equity Value 9.468 4.122 782
51.59%
33.51%
14.83% 0.06% 100%
34
Outstanding Shares
49.092.772.76
2
8.201.754.58
0
1.150.742.16
1
Stock Price (USD/Share) 0,19 0,50 0,68
Exchange Ratio 2,61x 3,52x Enel Min. ENI-A Min. EOC-A Min. CHI-A Total

PRIVATE & CONFIDENTIAL
Section 4: Valuation & Sensitivities DCF valuation: Upper Case Results
(WACC +0,5% Gx; WACC -0,5% Dx)
A
Equity Value from the EV Breakdown
Total Equity by Company (USD Mn)
CHI-A
EOC-A
ENI-A
CHI-A
EOC-A
ENI-A
Under DCF Valuation, a direct
Equity Value of USD 10.974
Mn has been obtained for the
assets as an Upper Case.
However, if the Equity Value is
disaggregated by Company, it
is necessary to consider the
ENI-A through EOC-A & CHI-A
Tax compensation
2,839
5,113
10 974
3,108
96
ENI-A equity interest through
EOC-A and CHI-A and the Tax
Compensation from the split.
Considering the whole equity
interests and compensations,
the exchange ratios would be
2 44 for EOC-A and 3 92 for
18,926
10.974
862
3,758
6,354
17
132
Endesa Chilectra
Exchange ratios and Economic interest after the Merger
2,44 EOC 3,92 CHI-A
EV Equity Bridge Minority Interest Equity Value Chilectra Américas Endesa Américas Enersis Américas
Enersis
Américas S.A.
Américas
S.A.
Américas
S.A.
Partial Equity Value (USD Mn) 6.354 3.758 862
ENI-A interest through EOC-A (USD Mn) 2.254
ENI-A interest through CHI-A (USD Mn) 854
Tax Compensation (USD Mn) 96 132 17
Equity Value 9.558 3.890 879
52.09%
33.84%
13.99% 0.07% 100%
35
Outstanding Shares
49.092.772.76
2
8.201.754.58
0
1.150.742.16
1
Stock Price (USD/Share) 0,19 0,47 0,76
Exchange Ratio 2,44x 3,92x Enel Min. ENI-A Min. EOC-A Min. CHI-A Total

PRIVATE & CONFIDENTIAL
Section 4: Valuation & Sensitivities DCF valuation: Lower Case Results
(WACC -0,5% Gx; WACC +0,5% Dx)
A
Equity Value from the EV Breakdown
Total Equity by Company (USD Mn)
CHI-A
EOC-A
ENI-A
CHI-A
EOC-A
ENI-A
Under DCF Valuation, a direct
Equity Value of USD 11.108
Mn has been obtained for the
assets as a Lower Case.
However, if the Equity Value is
disaggregated by Company, it
is necessary to consider the
ENI-A through EOC-A & CHI-A
Tax compensation
2,839
3,236
96
ENI-A equity interest through
EOC-A and CHI-A and the Tax
Compensation from the split.
Considering the whole equity
interests and compensations,
the exchange ratios would be
2 78 for EOC-A and 3 14 for
19,292
5,345 11.108
EV Bridge Minority Value
681
4,270
6,157
17
132
Américas Américas Enersis Américas
Endesa Chilectra
Exchange ratios and Economic interest after the Merger
2,78 EOC 3,14 CHI-A
Equity Interest Equity Chilectra Endesa Enersis
Américas S.A.
Américas
S.A.
Américas
S.A.
Partial Equity Value (USD Mn) 6.157 4.270 681
ENI-A interest through EOC-A (USD Mn) 2.561
ENI-A interest through CHI-A (USD Mn) 675
Tax Compensation (USD Mn) 96 132 17
Equity Value 9.489 4.402 698
51.10%
33.19%
15.65% 0.06% 100%
36
Outstanding Shares
49.092.772.76
2
8.201.754.58
0
1.150.742.16
1
Stock Price (USD/Share) 0,19 0,54 0,61
Exchange Ratio 2.78x 3,14x Enel Min. ENI-A Min. EOC-A Min. CHI-A Total

Section 4: Valuation & Sensitivities PRIVATE & CONFIDENTIAL BContrast Methodolog Precedent Transactions (EV/EBITDA)
Contrast Methodology – Precedent Transactions
Multiples (I/II)
B
18 5x
20.8x
Distribution1
Latam Average: 9,1x
Generation2
Latam Average: 9,8x
Transmission3
Latam Average: 8,8x
Integrated
Latam Average: 6,8x
7.9x
15.0x
6.6x
9.0x
4.9x
2 4
7.6x
12.6x
14.31x3.4x
18.5x
9.8x
6.6x
5.4x
11.4x
16.0x
5.2x5.4x
12.3x
10.5x
2 8x
12.1x
6.3x
4.4x
8.5x9.1x
6.6x
12.2x
11.9x
10.8x
8.0x 7.9x
11.6x
9.2x
5.1x6.0x
9.5x
13.3x
6.3x
10.6x
5.1x5.6x
4.9x4.6x
11.4x
6.7x6.1x
2.4x 2.8x
Andean Region Latam
Distribution (Dx) 8,9x 9,1x
Generation (Gx) 9,8x 9,8x
Transmission (Tx) 9,7x 8,8x
Integrated 7,7x 6,8x
AB
CDEF
The average has been chosen without considering outliers and taking out some transactions that had a specific treatment so the multiple does not represent a valid benchmark to be used
37
Source: Mergermarket
(1) Dx Latam Average does not include the EMDERSA (2009) transaction
(2) Gx Latam Average does not include the Pilmaiquén (2015), Gasatacama (2014) and Piedra de Águila (2011) transactions
(3) Tx Latam average does not include the Transam (2012) transaction

BBVA | CORPORATE & INVESTMENT BANKING

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Section 4: Valuation & Sensitivities

PRIVATE & CONFIDENTIAL

B Contrast Methodology – Precedent Transactions Multiples (II/II)

Applied Multiple

Discount for Argentinean Multiples[1]

$$\alpha = \frac{WACC_{Andean}}{WACC_{Argentina}}$$

Given the limited sample of transactions in the energy field and the inherent country risk in Argentina, a discount over Andean multiples has been applied. The main reason is that the multiples do not adequately reflect Argentina's country risk so a discount over Andean countries (Colombia, Peru and Chile, which has the lower risk in the Latam region) pretend to adjust the Enterprise Value of Argentinean assets

- α: Applied discount over Andean Multiples
- WACC (Andean): The average of WACC rates from Dx, Gx, Tx and Integrated Businesses for Colombia, Peru and Chile
- WACC (Argentina): The average of WACC rates from Dx, Gx, Tx and Integrated Businesses for Argentina

There is no discount for Brazilian assets because most of the transaction were done in Brazil, which is not the case of Argentina. Nevertheless, the Methodology pretends to be a contrast of the DCF valuation because the limitations that this valuation could represent

Asset	Business	Applied Multiple	Rationale
Endesa Argentina	Holding	6,2x	Gx Andean Multiple, adjusted by a discount over Andean countries[1,2]
Cemsa	Dx	5,6x	Dx Andean Multiple, adjusted by a discount over Andean countri[1]
Edesur	Dx	5,6x	Dx Andean Multiple, adjusted by a discount over Andean countri[1]
Hydroinvest	Gx	6,2x	Gx Andean Multiple, adjusted by a discount over Andean countri[1]
Chocon	Gx	6,2x	Gx Andean Multiple, adjusted by a discount over Andean countri[1]
Costanera	Gx	6,2x	Gx Andean Multiple, adjusted by a discount over Andean countri[1]
Docksud	Gx	6,2x	Gx Andean Multiple, adjusted by a discount over Andean countri[1]
CTM	Tx	5,6x	Tx Latam Multiple, adjusted by a discount over Andean countries[1]
Tesa	Tx	5,6x	Tx Latam Multiple, adjusted by a discount over Andean countries[1,3]
Enel Brasil	Holding	6,8x	Integrated Latam Multiple
AMPLA	Dx	9,1x	Dx Latam Multiple
Coelce	Dx	9,1x	Dx Latam Multiple
Cachoeira	Gx	9,8x	Gx Latam Multiple
Fortaleza	Gx	9,8x	Gx Latam Multiple
CIEN	Tx	8,8x	Tx Latam Multiple
Prátil	Services	6,8x	Integrated Latam Multiple
Codensa	Dx	9,1x	Dx Latam Multiple
Emgesa	Gx	9,8x	Gx Latam Multiple
Soc. Port. Central			
Cartagena	Gx	9,8x	Gx Latam Multiple
Generalima	Holding	9,8x	Gx Latam Multiple[2]
Distrilima	Dx	9,1x	Dx Latam Multiple
Edelnor	Dx	9,1x	Dx Latam Multiple
Generandes	Gx	9,8x	Gx Latam Multiple
Edegel	Gx	9,8x	Gx Latam Multiple
Chinango	Gx	9,8x	Gx Latam Multiple
Caboblanco	Gx	9,8x	Gx Latam Multiple
Piura	Gx	9,8x	Gx Latam Multiple
Enersis Américas	Holding	6,8x	Integrated Latam Multiple
Endesa Américas	Holding	6,8x	Integrated Latam Multiple
Chilectra Américas	Holding	6,8x	Integrated Latam Multiple

Source: Mergermarket, BBVA

(1) Country risk adjustment over Andean Countries is 36% (measured as 1-α) which is applied over the chosen multiples

(2) Because the assets Endesa Argentina and Generalima, a Gx multiple was applied instead of an integrated one

(3) A Latam multiple was used given the reduced sample of comparables in the Tx industry

38

Section 4: Valuation & Sensitivities PRIVATE & CONFIDENTIAL BContrast Methodology – Valuation using Precedent
Transactions Multiples1
Equity Value from the EV Breakdown
B
Under the Precedent
Transactions Multiple valuation,
a direct Equity Value of USD
13.183 has been obtained for
the assets. However, if the
Equity Value is disaggregated
b C it i t
Equity Value by Company(USD Mn)
CHI-A
EOC-A
ENI-A
CHI-A
EOC-A
ENI-A
ENI-A through EOC-A & CHI-A
Tax compensation 21,855 96
by Company, is necessary to
consider the ENI-A equity
interest through EOC-A and
CHI-A and the Tax
Compensation from the split.
Considering the whole equity
interests and compensations,
the exchange ratios would be
2,839
5,833 13,183
EV Equity Bridge Minority Equity Value 1,175
4,429
7,579
3,821
17
132
Exchange ratios and Economic interest after the Merger
Enersis
Américas S A
Endesa
Américas S A
Chilectra
Américas S A
2,37 for EOC-A and 4,42 for
CHI-A
13 7% 0 1% 100%
Interest Chilectra Américas Endesa Américas Enersis Américas
S.A. S.A. S.A.
Partial Equity Value (USD Mn) 7.579 4.429 1.175
ENI-A’s interest through EOC-A (USD Mn) 2.657
ENI-A’s Interest through CHI-A (USD Mn) 1.164
Tax Compensation (USD Mn) 96 132 17
Equity Value 11.496 4.561 1.192
Outstanding Shares 49.092.772.762 8.201.754.580 1.150.742.161
Stock price (USD/Share) 0 23 0 56 1 04
52.3%
%
34.0%
13.7% 0.1%
39
0,23 0,56 1,04
Exchange ratios 2,37x 4,42x
(1) BBVA has used the last 12 month EBITDA (June 2016) for the methodology. In the case of the resultant entities from the spin-offs, CHI-A, EOC-A and ENI-A, the expected EBITDA for 2016 has been used, due that the splitting process was done during 2016. In the case of Argentinean assets, the average FX exchange rate for the period between January and June of 2016 has been used, because before that period the FX exchange rate did not represent normal conditions for the country
Enel Min. ENI-A Min. EOC-A Min. CHI-A Total

PRIVATE & CONFIDENTIAL
EV/EBITDA 2016E
Section 4: Valuation & Sensitivities CContrast Methodology – Trading Comps (I/II)
Distribution
Average: 8,5x
Generation
Average: 8,8x
Integrated
Average: 6,8x
Transmission
Average: 7,6x
11,1x
11 3
12,5x
9,2x
6,4x 6,7x
9,1x
6,4x 6,2x
7,8x 8,0x
11,3x
9,4x
7,6x
9,6x
7,2x 7,5x 7,9x
5,1x
10,3x
5,9x
6,5x 6,2x
Due to the lack of comparables in the distribution sector, Aguas Andinas has been used. Like Distribution companies, Aguas Andinas has regulated revenues with stable and predictable cash flows
Andean Region Latam
Distribution (Dx) 9,0x 8,5x
Generation (Gx) 9,7x 8,8x
Transmission (Tx) 7,6x
Integrated 6,8x
AB
CDEF
Source: Capital IQ as of July 20, 2016 40

BBVA | CORPORATE & INVESTMENT BANKING

chilectra américas
Grupo Enel

PRIVATE & CONFIDENTIAL

Section 4: Valuation & Sensitivities

Contrast Methodology – Trading Comps (II/II)

Applied Multiple

Argentina's discount[1]

$$\alpha = \frac{WACC_{Andean}}{WACC_{Argentina}}$$

Given the limited sample of trading comparables in the energy field and the inherent country risk in Argentina, a discount over Andean multiples has been applied. The main reason is that the multiples do not adequately reflect Argentina's country risk so a discount over Andean countries (Colombia, Peru and Chile, which has the lower risk in the Latam region) pretend to adjust the Enterprise Value of Argentinean assets

- α: Applied discount over Andean Multiple
- WACC (Andean): The average of WACC rates from Dx, Gx, Tx and Integrated Businesses for Colombia, Peru and Chile
- WACC (Argentina): The average of WACC rates from Dx, Gx, Tx and Integrated Businesses for Argentina

There is no discount for Brazilian assets because most of the trading comps are from Brazil, which is not the case of Argentina. Nevertheless, the Methodology pretends to be a contrast of the DCF valuation because the limitations that this valuation could represent

Asset	Business	Applied Multiple	Rationale
Endesa Argentina	Holding	6,2x	Mean of Andean Region Gx comps, adjusted for Argentina[1][2]
Cemsa	Dx	5,7x	Mean of Andean Region Dx comps, adjusted for Argentina
Edesur	Dx	5,7x	Mean of Andean Region Dx comps, adjusted for Argentina
Hydroinvest	Gx	6,2x	Mean of Andean Region Gx comps, adjusted for Argentina
Chocon	Gx	6,2x	Mean of Andean Region Gx comps, adjusted for Argentina
Costanera	Gx	6,2x	Mean of Andean Region Gx comps, adjusted for Argentina
Docksud	Gx	6,2x	Mean of Andean Region Gx comps, adjusted for Argentina
CTM	Tx	4,8x	Mean of LatamTx comps, adjusted for Argentina[1][3]
Tesa	Tx	4,8x	Mean of LatamTx comps, adjusted for Argentina[1][3]
Enel Brasil	Holding	6,8x	Mean of Latam Integrated comps
AMPLA	Dx	8,5x	Mean of Latam Dx comps
Coelce	Dx	8,5x	Mean of Latam Dx comps
Cachoeira	Gx	8,8x	Mean of Latam Gx comps
Fortaleza	Gx	8,8x	Mean of Latam Gx comps
CIEN	Tx	7,6x	Mean of Latam Tx comps
Prátil	Servicios	6,8x	Mean of Latam Integrated comps
Codensa	Dx	8,5x	Mean of Latam Dx comps
Emgesa	Gx	8,8x	Promedio Latam Gx
Soc. Port. Central Cartagena	Gx	8,8x	Promedio Latam Gx
Generalima	Holding	8,8x	Mean of Latam Gx[2]
Distrilima	Dx	8,5x	Mean of Latam Dx comps
Edelnor	Dx	8,5x	Mean of Latam Dx comps
Generandes	Gx	8,8x	Mean of Latam Gx
Edegel	Gx	8,8x	Mean of Latam Gx
Chinango	Gx	8,8x	Mean of Latam Gx
Caboblanco	Gx	8,8x	Mean of Latam Gx
Piura	Gx	8,8x	Mean of Latam Gx
Enersis Américas	Holding	6,8x	Mean of Latam Integrated comps
Endesa Américas	Holding	6,8x	Mean of Latam Integrated comps
Chilectra Américas	Holding	6,8x	Mean of Latam Integrated comps

Source: Capital IQ, BBVA

(1) Country risk adjustment over Andean Countries is 36% (measured as 1-α) which is applied over the chosen multiples

(2) Because the assets of Endesa Argentina and Generalima, a Gx multiple was applied instead of an integrated one

(3) A Latam multiple was used given the reduced sample of comparables in the Tx industry

41

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chilectra américas Grupo Enel
PRIVATE & CONFIDENTIAL
Section 4: Valuation & Sensitivities

Contrast Methodologies – Trading Comps Valuation

Equity Value from the EV Breakdown


CHI-A
EOC-A
ENI-A
20.106
2.839
5.229
12.037
EV
Equity Bridge
Minority Interest
Equity Value

Under the Trading Comp Valuation, a direct Equity Value of USD 12.037 has been obtained for the assets. However, if the Equity Value is disaggregated by Company, it is necessary to consider the ENI-A equity interest through EOC-A and CHI-A and the Tax Compensation from the split. Considering the whole equity interests and compensations, the exchange ratios would be 2,37 for EOC-A and 4,30 for CHI-A


Equity Value by Company (USD Mn)
CHI-A
EOC-A
ENI-A
ENI-A through EOC-A & CHI-A
Tax compensation
17
1.043
132
4.024
96
3.447
6.970
Chilectra Américas
Endesa Américas
Enersis Américas

Exchange ratios and Economic interest after the Merger

		Enersis Américas S.A.	Endesa Américas S.A.	Chilectra Américas S.A.
Partial Equity Value	(USD Mn)	6.970	4.024	1.043
ENI-A interest through EOC-A	(USD Mn)	2.414		
ENI-A interest through CHI-A	(USD Mn)	1.034		
Tax Compensation	(USD Mn)	96	132	17
Equity Value		10.514	4.156	1.060
Outstanding Share		49.092.772.762	8.201.754.580	1.150.742.161
Stock Price	(USD/Share)	0,21	0,51	0,92
Exchange Ratio			2,37x	4,30x


52.3%
34.0%
13.6%
0.1%
100%
Enel
Min. ENIA
Min. EOCA
Min. CHIA
Total

42

PRIVATE & CONFIDENTIAL
Results
43

PRIVATE & CONFIDENTIAL
Section 5: Results Valuation Results
Valuation Results—Summary
• The base case of the Independent Appraisal indicates that the exchange ratio stands at:
• 3,52 shares of Enersis Américas per share of Chilectra Américas
• 2,61 shares of Enersis Américas per share of Endesa Américas
ENI-A EOC-A CHI-A ENI-A post-merger
Proposed Exchange Ratio
Exchange Ratio 1 2,8 4,0
Total Shares 49.092.772.762 8.201.754.580
1.150.742.16
1
9 190 558 112(1
p
• In the base case valuation, BBVA considers the Business Plans from the
Companies
• Additionally, contrast methodologies (multiples of recent transactions and multiples of public listed companies) were used
• According to the different methods applied for the valuation, we have defined
Post-merger Total Shares 49.092.772.762
9.190.558.112() 41.887.015(1) 58.325.217.889
Stake 84,2% 15,8% 0,1% 100,00%
Enel 60,62% 0,00% 0,00% 51,02%
Min. ENIA 39,38% 0,00% 0,00% 33,15%
Min. EOCA 0,00% 40,02% 0,00% 15,76%
Min. CHIA 0,00% 0,00% 0,91% 0,07%
Exchange Ratio main methodology Base Case
Equity Value 9.372 3.990 765 10.976
Exchange Ratio 1 2,61 3,52
g pp ,
ranges for the exchange ratios for the Companies
• 3,14 – 4,42 shares of Enersis Américas per share of Chilectra Américas
• 2,37—2,78 shares of Enersis Américas per share of Endesa Américas
Value ranges
Total Shares 49.092.772.762 8.201.754.580
1.150.742.16
1
Post-merger Total Shares 49.092.772.762
8.554.251.089(1
) 36.895.667(1) 57.683.919.518
Stake 85,1% 14,8% 0,1% 100,0%
Enel 60,62% 0,00% 0,00% 51,59%
Min. ENIA 39,38% 0,00% 0,00% 33,51%
Min. EOCA 0,00% 40,02% 0,00% 14,83%
Min. CHIA 0,00% 0,00% 0,91% 0,06%
Exchange Ratio main methodology Upper Case
Equity Value 9.462 3.758 862 10.974
Exchange Ratio 1 2,44 3,92
Total Shares 49.092.772.762 8.201.754.580
1.150.742.16
1
Post-merger Total Shares 49.092.772.762
7.994.914.120(1
) 41.077.053(1) 57.128.763.934
Stake 85,9% 14,0% 0,1% 100,0%
Enel 60,62% 0,00% 0,00% 52,09%
Min 39 38% 0 00% 0 00% 33 84%
4,0
44
DCF Method – Base Case
DCF Method – Lower Case
DCF Method – Upper Case
Contrast Methodologies
Min. ENIA 39,38% 0,00% 0,00% 33,84%
Min. EOCA 0,00% 40,02% 0,00% 13,99%
Min. CHIA 0,00% 0,00% 0,91% 0,07%
Exchange Ratio main methodology Lower Case
Equity Value 9.393 4.270 681 11.108
Exchange Ratio 1 2,78 3,14
Total Shares 49.092.772.762 8.201.754.580
1.150.742.16
1 58.445.269.503
Post-merger Total Shares 49 092 772 762
9.114.642.385(1
) 32 848 978(1) 58 240 264 126
(1) Issued shares equivalent to the minority shareholders of CHI-A and EOC-A
2,8

BBVA | CORPORATE & INVESTMENT BANKING
chilectra américas Grupo Enel
PRIVATE & CONFIDENTIAL
Section 5: Results

Impact on the Enersis Americas' Controller with the proposed exchange ratio

One of the main considerations of the Controller in the execution of the restructuring process, is not to lose control of the resulting Company from the Merger, (ie ENI-A)

Current Corporate Structure

Enel SpA Controls ENI-A with a 60,6% stake and has an indirect equity interest of in EOC-A (~36,4%) and CHI-A (~60,1%)


enel
100%
Enel Iberoamérica S.R.L.
100%
Enel Latinoamérica S.R.L.
40,3%
20,3%
Enersis Américas
~99,1%
~59,98%
Chilectra Américas
Endesa Américas

Shareholder	Company		
	Enersis Américas	Endesa Américas	Chilectra Américas
Enel Iberoamérica S.R.L.	20,30%	12,18%	20,12%
Enel Latinoamérica S.R.L.	40,32%	24,18%	39,95%
ENI-A Minoritaries	39,38%	23,62%	39,02%
Total	100%	59,98%	99,09%

% Direct equity interest
% Indirect equity Interest

Post-Merger Corporate Structure

Enel SpA would control ENI-A with a ~51% stake, while minority ex-shareholders from EOC-A and CHI-A would have a stake of ~15,8% and ~0,1% respectively


Ex Minorities Endesa Américas
enel
100%
Enel Iberoamérica S.R.L.
100%
Enel Latinoamérica S.R.L.
33,9%
17,1%
15,8%
Ex Minorities Chilectra Américas
~0,1%
Enersis Américas

Shareholder	Merger
	Enersis Américas
Enel Iberoamérica S.R.L.	17,09%
Enel Latinoamérica S.R.L.	33,94%
Min. ENI-A	33,15%
Min EOC-A	15,76%
Min CHI-A	0,07%
Total	100%

45

BBVA | CORPORATE & INVESTMENT BANKING

chilectra américas Grupo Enel

Section 5: Results

PRIVATE & CONFIDENTIAL

Impacts by shareholder group in the economic value of the Assets

The next table presents the stakes of each group of shareholders related to the transaction perimeter after the Merger, understanding that there are 4 groups of shareholders: (i) The controlling party of the company, Enel; (ii) the minority shareholders of ENI-A, former minority ENI-A; (iii) former minority EOC-A; and (iv) former minority CHI-A

		Post-merger Economic Interest				
Asset	Business	Controlling Party	ex – Minority ENI-A	ex – Minority EOC-A	ex – Minority CHI-A	Total Shareholders
Endesa Argentina	Holding	51,0%	33,1%	15,8%	0,07%	100,0%
Cemsa	Dx	51,0%	33,1%	15,8%	0,07%	100,0%
Edesur	Dx	36,8%	23,9%	11,4%	0,05%	72,1%
Hydroinvest	Gx	49,0%	31,8%	15,1%	0,07%	96,1%
Chocon	Gx	33,4%	21,7%	10,3%	0,05%	65,4%
Costanera	Gx	38,6%	25,1%	11,9%	0,05%	75,7%
Docksud	Gx	20,5%	13,3%	6,3%	0,03%	40,2%
CTM	Tx	50,7%	32,9%	15,7%	0,07%	99,3%
Tesa	Tx	50,7%	32,9%	15,7%	0,07%	99,3%
Enel Brasil	Holding	50,7%	32,9%	15,7%	0,07%	99,3%
AMPLA	Dx	50,7%	32,9%	15,7%	0,07%	99,3%
Coelce	Dx	37,6%	24,4%	11,6%	0,05%	73,7%
Cachoeira	Gx	50,6%	32,8%	15,6%	0,07%	99,1%
Fortaleza	Gx	50,7%	32,9%	15,7%	0,07%	99,3%
CIEN	Tx	50,7%	32,9%	15,7%	0,07%	99,3%
Prátil	Services	50,7%	32,9%	15,7%	0,07%	99,3%
Codensa[1]	Dx	24,4%	15,9%	7,5%	0,03%	47,8%
Emgesa	Gx	24,7%	16,1%	7,6%	0,03%	48,5%
Soc. Port. Central Cartagena	Gx	24,7%	16,0%	7,6%	0,03%	48,8%
	Holding	51,0%	33,1%	15,8%	0,07%	100,0%
Distrilima	Dx	51,0%	33,1%	15,8%	0,07%	100,0%
Edelnor	Dx	38,6%	25,1%	11,9%	0,05%	75,7%
Generandes	Gx	51,0%	33,1%	15,8%	0,07%	100,0%
Edegel	Gx	42,7%	27,7%	13,2%	0,06%	83,6%
Chinango	Gx	34,1%	22,2%	10,5%	0,05%	66,9%
Caboblanco	Gx	51,0%	33,1%	15,8%	0,07%	100,0%
Piura	Gx	49,2%	32,0%	15,2%	0,07%	96,5%

Fuente: Las Compañías

(1) Codensa stake, includes EEC flows assuming the merger of the two companies in November 2016

46

PRIVATE & CONFIDENTIAL
Other
Considerations
about the Process
47

PRIVATE & CONFIDENTIAL
Annex A: Other Considerations about the Process ENI-A’s pre-merge simplified Corporate Structure
45,3% 21,6%
55% 50,9%
37,6% Distrilima 69,8%
38,6% 100% Generalima 2
Port. Central
Cartagena
50,9%
45,2%
50,9%
22,4%
40,2% Docksud
21 1%
60,1%
39,0% Generandes
Caboblanco
50,9% TESA
50 9%
50,9% 1
Chinango
21,1%
16,9%
100%
Keys:
Distribution Business (Dx)
Trnasmission Business (Tx)
Generation Business (Gx)
Holding
48
50,9%
50,8%
96,5%
Other Business
%Partial Equity Interest2
Source: the Companies
(1) Prátil is the commercial name for En-Brasil Comercio e Servicio S.A.
(2) The Codensa share includes EEC, because the projections assume that both are merged from November 2016

PRIVATE & CONFIDENTIAL
Annex A: Other Considerations about the Process EOC-A’s pre-merge simplified Corporate Structure
Generandes
Port.
Central
Cartagena
61%
62,5%
17,4%
26,9%
25,5%
37,1%
45,0%
0,5%
100%
21,9%
37,1%
Chinango
50,0%
Hidroinvest
96,1%
65,4%
37,1%
37,1%
75,7% 37,1% 1
Keys:
Distribution Business (Dx)
Trnasmission Business (Tx)
Generation Business (Gx)
Holding
49
TESA
37,1%
37,0%
Source: the Companies
(1) Prátil is the commercial name for En-Brasil Comercio e Servicio S.A.
Other Business
%Partial Equity Interest2

PRIVATE & CONFIDENTIAL
Annex A: Other Considerations about the Process CHI-A’s pre-merge simplified Corporate Structure
Distrilima
Port.
Central
30,2%
15,6%
34,0%
11,3%
36,7%
9,2%
0,5%
11,3%
TESA
Cartagena
11,3%
6,6%
11,3%
1
11,3%
11,3%
Keys:
Distribution Business (Dx)
Trnasmission Business (Tx)
Generation Business (Gx)
Holding
50
11,2%
Source: the Companies
(1) Prátil is the commercial name for En-Brasil Comercio e Servicio S.A.
(2) The Codensa share includes EEC, because the projections assume that both are merged from November 2016
Other Business
%Partial Equity Interest2

PRIVATE & CONFIDENTIAL
Back Up Materials
51

Annex B: Back Up Materials PRIVATE & CONFIDENTIAL Base Case Sensitivities and impacts in the
Exchange Ratios
WACC
País Tipo de Activo
WACC
País
Argentin
a Brasil Chile Colombia Perú
WACC Tipo de Activo
Gx Dx Tx Holding
0 50% 2,69 2,51 2,61 2,61
WACC
Tipo de Activo
Gx
-0 50% 0 50%
-0,50% 2,60 2,59 2,61 2,61 2,61
3,55 3,64 3,53 3,51 3,56
0% 2,61 2,61 2,61 2,61 2,61
3,52 3,52 3,52 3,52 3,52
0,50% 2,61 2,62 2,60 2,60 2,60
3,50 3,41 3,52 3,54 3,49
-0,50% , , , ,
3,40 3,80 3,52 3,53
0% 2,61 2,61 2,61 2,61
3,52 3,52 3,52 3,52
0,50% 2,53 2,69 2,61 2,60
3,64 3,26 3,52 3,52
0,50% 0,50%
Dx
-
0,50%
2,60 2,44
3,67 3,92
0,50% 2,78 2,62
3,14 3,37
Crecimiento Real
País Tipo de Activo
País
Tipo de Ti d A ti
g
Argentin
a Brasil Chile Colombia Perú
-0,50% 2,61 2,62 2,60 2,62 2,61
3,50 3,41 3,52 3,51 3,49
0% 2,61 2,61 2,61 2,61 2,61
3,52 3,52 3,52 3,52 3,52
g Activo
Gx Dx Tx Holding
-0,50% 2,55 2,69 2,61 2,60
3,61 3,25 3,52 3,52
0% 2,61 2,61 2,61 2,61
3,52 3,52 3,52 3,52
0 50% 2,67 2,51 2,61 2,61
g
Tipo de Activo
Gx
-0,50% 0,50%
Dx
-0,50% 2,64 2,76
3,32 3,16
0,50% 2,45 2,57
3 91 3 72
52
Upper Case
Lower Case
, , , , ,
0,50% 2,60 2,59 2,61 2,59 2,60
3,55 3,65 3,53 3,54 3,56
0,50% 3,43 3,82 3,52 3,53
3,91 3,72

PRIVATE & CONFIDENTIAL
Annex B: Back Up Materials Beta Calculations for each type of Business (I/II)
Distribution
Company Country Corporate Tax Market Cap Net debt Debt / Equity Levered Beta(1) Unlevered Beta
Aguas Andinas Chile 27,0% 3.806 1.079 28,4% 0,76 0,63
Equatorial Brasil 34,0% 3.051 367 12,0% 0,78 0,72
Eletropaulo Brasil 34,0% 696 775 111,5% 1,14 0,65
P ú 26 0% 1 639 443 27 0% 0 59 0 49
Generation
Luz del Sur Perú 26,0% 1.639 27,0% 0,59 0,49
Edelnor Perú 26,0% 1.103 351 31,8% 0,55 0,44
Promedio 0,76 0,59
Mediana 0,76 0,63
Company Country Corporate Tax Market Cap Net debt Debt / Equity Levered Beta(1) Unlevered Beta
Colbun Chile 27,0% 4.394 1.174 26,7% 0,79 0,67
AES Gener Chile 27,0% 4.167 3.309 79,4% 0,92 0,59
E-CL Chile 27,0% 1.959 594 30,3% 0,83 0,68
Endesa Chile Chile 27,0% 7.304 1.138 15,6% 0,88 0,79
Isagen Colombia 34,0% 4.142 1.062 25,6% 0,80 0,68
Celsia Colombia 34,0% 953 1.161 121,8% 0,85 0,47
Tractebel Brasil 34,0% 8.305 467 5,6% 0,92 0,88
CESP Brasil 34,0% 1.419 84 5,9% 0,96 0,92
Tiete Brasil 34 0% 1 822 163 8 9% 0 97 0 92
(1) Considers 5-year levered Beta calculated with the S&P Index 53
AES 34,0% 1.822 8,9% 0,97 0,92
Edegel Perú 26,0% 2.291 160 7,0% 0,69 0,66

PRIVATE & CONFIDENTIAL
Transmission
Annex B: Back Up Materials Beta Calculations for each type of Business (I/II)
Company Country Corporate Tax Market Cap Net debt Debt / Equity Levered Beta(1) Unlevered Beta
ISA Colombia 34,0% 3.476 2.301 66,2% 0,90 0,63
TAESA Brasil 34,0% 2.307 894 38,7% 0,79 0,63
CTEEP Brasil 34 0% 3 172 164 5 2% 0 83 0 81
Integrated
34,0% 3.172 5,2% 0,83 0,81
Alupar Brasil 34,0% 1.080 985 91,2% 0,97 0,60
Promedio 0,87 0,67
Mediana 0,87 0,63
Company Country Corporate Tax Market Cap Net debt Debt / Equity Levered Beta(1) Unlevered Beta
Pampa Energia Argentina 35,0% 1.842 262 14,2% 0,91 0,83
CPFL Brasil 34,0% 7.035 4.046 57,5% 0,96 0,69
Energisa Brasil 34,0% 1.490 1.523 102,3% 0,67 0,40
CLSC Brasil 34,0% 216 21 9,8% 0,85 0,79
COPEL Brasil 34,0% 2.315 1.438 62,1% 1,07 0,76
EDP Brasil 34,0% 2.696 1.272 47,2% 0,87 0,66
EEB Colombia 34,0% 5.659 2.447 43,2% 0,76 0,59
CEMIG Brasil 34,0% 3.439 2.962 86,1% 1,08 0,69
Eletrobras Brasil 34 0% 6 825 9 880 144 8% 1 08 0 55
54
(1) Considers 5-year levered Beta calculated with the S&P Index
34,0% 6.825 9.880 144,8% 1,08 0,55

Annex B: Back Up Materials PRIVATE & CONFIDENTIAL Precedent Transaction Valuation by geography
(I/II)
Equity Value contribution by geography (USD Mn)
B
Equity Value Breakdown by Company (USD Mn)
1,807
348
462 997
307 311
379
491
870
EV Equity Bridge Minority
Interest
Equity Value
Chilectra Américas Endesa Américas Enersis Américas
4 960
3,212
4,960
858 377
3,724
EV Equity Bridge Minority
Interest
Equity Value
458
1269 1997
1,215
Chilectra Américas Endesa Américas Enersis Américas
10,225
2,259
4,104 3,862
1,246 2,305
1,056
3,361
55
Chilectra Américas
Endesa Américas
Enersis Américas
ENI-A through EOC-A and CHI-A
EV Equity Bridge Minority Interest Equity Value
311
Chilectra Américas Endesa Américas Enersis Américas

Annex B: Back Up Materials PRIVATE & CONFIDENTIAL Precedent Val ation b geograph
B
Transaction Valuation by geography
(II/II)
Equity Value contribution by geography (USD Mn) Equity Value Breakdown by Company (USD Mn)
256
1,616
1,819
1,223
3,042
5,219
639
889 3,691
Chilectra Américas Endesa Américas Enersis Américas
EV Equity Bridge Minority Interest Equity Value
909
916
-158
-13
1080
-164
Chilectra Américas Endesa Américas Enersis Américas
-356
1,265
EV Equity Bridge Minority
Interest
Equity Value
56
Chilectra Américas
Endesa Américas
Enersis Américas
ENI-A through EOC-A and CHI-A

PRIVATE & CONFIDENTIAL
Annex B: Back Up Materials C Trading Comps Valuation by geography (I/II)
Equity Value contribution by geography (USD Mn) Equity Value Breakdown by Company (USD Mn)
1,660
348
427 886
233 345 438
745
EV Equity Bridge Minority Interest Equity Value
308
Chilectra Américas Endesa Américas Enersis Américas
4,921
858 3 655
408 3,655
EV Equity Bridge Minority Interest Equity Value
469
1,220
1,965
1,197
3,162
Chilectra Américas Endesa Américas Enersis Américas
9,288
2,259
3,621 3,408
286
1,066
2 055
923
2,978
57
Chilectra Américas
Endesa Américas
Enersis Américas
ENI-A through EOC-A and CHI-A
EV Equity Bridge Minority Interest Equity Value
2,055
Chilectra Américas Endesa Américas Enersis Américas

PRIVATE & CONFIDENTIAL
Equity Value Breakdown by Company (USD Mn)
C
Equity Value contribution by geography (USD Mn)
Annex B: Back Up Materials Trading Comps Valuation by geography (I/II)
4,591
639
773 3,179
213
1,405
1 561
1,054
2,615
EV Equity Bridge Minority Interest Equity Value
1,561
Chilectra Américas Endesa Américas Enersis Américas
1.231 1.231
354
1.265
910
-158 -12
1,081
-164
917
-EV Equity Bridge Minority Interest Equity Value Chilectra Américas Endesa Américas Enersis Américas
58
Chilectra Américas
Endesa Américas
Enersis Américas
ENI-A through EOC-A and CHI-A

PRIVATE & CONFIDENTIAL
Conventions
59

BBVA | CORPORATE & INVESTMENT BANKING

chilectra américas Grupo Enel

PRIVATE & CONFIDENTIAL

Annex C: Conventions

Nomenclature

Acronyms

Arg	Argentina
Br	Brazil
CAGR	Compounded annual growth rate
CHI-A	Chilectra Américas
Col	Colombia
Dx	Distribution
EBITDA	Earnings before interest, taxes, depreciation and amortization
ENI-A	Enersis Américas S.A.
EOC-A	Endesa Américas S.A.
EV	Enterprise Value
Gx	Generation
Tx	Transmission
Latam	Latinamerica
Pe	Peru
NFD	Net Financial Debt
WACC	Weighted Average Cost of Capital

Money & Number Convention

.	Thousands
,	Decimal
01-01-01	Day/Month/Year
x	Times
~	Aproximation
Mn	Million
Th	Thousand
Bn	Billion
CLP	Chilean Peso
USD	United States dolar
PEN	Peruvian Sol
ARG$	Argentinian Peso
R$	Brazilian Real

60